\


                                                LAND O'LAKES, INC.
                                                   NEWS RELEASE


FOR MORE INFORMATION, CONTACT:
Lydia Botham - 651-481-2123
Dave Karpinski - 651-481-2360


                   LAND O'LAKES REPORTS THIRD-QUARTER RESULTS
        Year-to-date net earnings $130.6 million, net sales $5.6 billion

October 24, 2005 (Arden Hills, Minn.) - Land O'Lakes, Inc., today reported its third-quarter and year-to-date financial results, while also commenting on individual business unit performance and progress against key strategic initiatives. Year-to-date, sales are $5.6 billion with net earnings of $130.6 million, compared to sales of $5.8 billion and net earnings of $32.0 million in the first nine months of 2004. Third-quarter and year-to-date results include a positive net earnings impact of $82.6 million due to the gain from the sale of the company's 38-percent ownership in CF Industries, Inc. (fertilizer manufacturing).

Year-to-date results reflect improved earnings in Dairy Foods, Feed and Seed. These gains were offset somewhat by losses in the eggs business, the result of depressed markets in that segment. Year-to-date financial results also include $8.6 million in unrealized pretax hedging gains, versus unrealized pretax hedging losses of $28.3 million over the first nine months of 2004. Under Generally Accepted Accounting Principles (GAAP), these hedging transactions must be marked-to-market at the end of each accounting period, but the offsetting impact to the underlying commodity exposure is not recognized until the hedged commodity is subsequently bought or sold.

For the third quarter, Land O'Lakes is reporting $1.7 billion in sales and net earnings of $80.4 million, compared to $1.8 billion in sales and a net loss of $29.9 million in 2004. Third-quarter results include unrealized pretax hedging gains of approximately $0.7 million, as compared to unrealized pretax hedging losses of $19.9 million for the third quarter of 2004. Both the year-to-date and third-quarter sales declines are due primarily to weak egg markets, with average egg prices over the first three quarters down 27% from one year ago. Company officials have indicated in the past that the third quarter is historically the company's weakest, falling after the spring Agronomy and Seed season and before the strong holiday season for Dairy Foods. Historically, the fourth quarter is typically the company's strongest.

Bank EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, as defined in the company's senior credit agreement) in the third quarter was $92.1 million, versus $47.8 million in the third quarter of 2004. For the first nine months of 2005, Bank EBITDA was $187.3 million, versus $135.5 million last year. EBIDTA for 2005 was significantly affected by the sale of the company's ownership in CF Industries. Excluding the CF industries sale, year-to-date Bank EBIDTA was $131.5 million. Land O'Lakes indicated that it was increasing its full-year Bank EBITDA forecast from $240 million to $300 million, which includes the impact of the CF industries sale.

Land O'Lakes reported on its progress against its key strategic initiatives in the areas of debt reduction, growth in branded businesses and portfolio management.

STRATEGIC INITIATIVES
Paying down debt. Total balance sheet debt, including capital leases, was $879 million at the end of the quarter, a $217 million improvement over December 31, 2004. The company voluntarily reduced term debt by $90 million in the third quarter.


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


Land O'Lakes Financials - Page 2 of 4

The company maintained strong liquidity, ending the quarter with a combination of cash-on-hand and unused borrowing authority of approximately $450 million, as compared to approximately $200 million at the end of the third quarter 2004. The company significantly improved its Long-term Debt to Capital ratio, which is at 46.3% as of September 30, 2005, versus 51.1% September 30, 2004.

GROWING BRANDED BUSINESSES. Land O'Lakes innovative, branded products, like LAND O LAKES(R) Spreadable Butter with Canola Oil and LAND O LAKES(R) Light Butter with Canola Oil, continue to perform well. In addition, the company recently launched a new FlavorProtect(TM) wrapper for its flagship butter, and early indications are that the new wrapper, designed to protect butter flavor and keep refrigerator odors out, is being well received.

In Ag Services, Land O'Lakes CROPLAN GENETICS brand is helping drive strong performance in Seed; the company launched RoundUp Ready(R) alfalfa (developed in collaboration with Monsanto) in June; sales for the AgriSolutions-branded crop protection product line continue to grow; the company has completed the roll-out of its new Lake Country feed brand for local cooperatives; and the strength of the company's LAND O LAKES(R) and Purina(R) feed brands is fueling growth in lifestyle feeds and helping build market momentum for branded and proprietary products like Rally(TM) dairy feed and Cow's Match(TM) Calf Growth Formula .

PROACTIVE PORTFOLIO MANAGEMENT. Land O'Lakes continued efforts to intensify the focus of its business portfolio, with the third-quarter sale of its ownership in CF Industries. That sale, through a public stock offering, brought $315 million in cash to the company, representing a $102 million pretax gain.

Earlier in the year, the company also completed the sale of its swine business. Year-to-date proceeds from asset rationalization efforts are $380 million.

DAIRY FOODS
Dairy Foods sales through September were $2.8 billion, as compared to $2.9 billion on year ago. Sales for the quarter totaled $952 million, basically flat versus the third quarter of 2004.

Dairy Foods is reporting a pretax loss of $5.9 million through September, a $5.8 million improvement over the first three quarters of 2004. For the third quarter, the company reported $3.1 million in earnings in Dairy Foods, as compared to a $3.7 million pretax loss for the third quarter of 2004.

From a volume perspective, year-to-date retail butter volume was up 2% versus 2004, although branded butter was down 4%. Total butter and spreads volumes was flat versus one year ago, as was total cheese volume, where a 4% increase in Deli Cheese volume was offset by a volume decline in Dairy Case cheese.

FEED
Feed sales through September were $1.9 billion, down slightly from $2.0 billion one year ago. Year-to-date, Feed is reporting pretax earnings of $18.9 million, versus a $21.2 million pretax loss for the first three-quarters of 2004. Feed earnings were affected by $2.7 million in unrealized pretax hedging gains, versus $15.8 million in unrealized pretax hedging losses through September of 2004.

For the third quarter, Feed reported $624 million in sales and pretax earnings of $0.9 million, as compared to sales of $666 million and a pretax loss of $17.2 million one year ago.

Year-to-date Feed volumes were down 6% in the livestock segment, up 3% in lifestyle feeds, up 12% in milk replacers; and up 3% in ingredients.


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


Land O'Lakes Financials-Page 3 of 4


EGGS
Depressed markets had a significant impact on the company's performance in the Eggs business, which Land O'Lakes participates in through its MoArk joint venture. Average eggs prices over the first three quarters were 69-cents per dozen, as compared to 95-cents per dozen over the same period one year ago. Year-to-date, the joint venture is reporting $287 million in sales and a $27.6 million pretax loss, as compared to $430 million in sales and $27.0 million in pretax earnings through September 2004. For the third quarter, the joint venture is reporting $96 million in sales and a $5.3 million pretax loss, as compared to $111 million in sales and $9.9 million pretax loss for the third quarter of 2004.

Year-to-date, volumes are up slightly in both shell eggs and processed egg products.

SEED
Seed is reporting $548 million in sales and $31.0 million in pretax earnings through the third quarter, as compared to $423 million in sales and $13.9 million in pretax earnings one year ago. Seed results included $0.9 million in unrealized pretax hedging losses, as compared to $6.5 million in unrealized pretax hedging losses one year ago. For the third quarter, Seed sales are $42 million, with $0.4 million in pretax earnings. In the third quarter of 2004, Seed reported $49 million in sales and a $3.3 million pretax loss.

Volumes through September are up 23% in corn, 22% in soybeans and 21% in alfalfa.

AGRONOMY
Land O'Lakes is reporting $115.5 million in pretax earnings in Agronomy through September, generated primarily through its 50-percent ownership in the Agriliance joint venture. These earnings included a third-quarter pretax gain of $87.5 million related to the sale of the company's ownership in CF Industries, net of related expenses. For the first nine months of 2004, the company reported $29.5 million in Agronomy pretax earnings. For the quarter, Agronomy is reporting $81.0 million in pretax earnings, as compared to an $8.5 million pretax loss one year ago. Notably, Agriliance (which operates on a September 1-August 31 fiscal year) finished its most recent fiscal year with a record $77.1 million in pretax earnings, its fifth consecutive year of increased earnings.

INVESTOR CALL
Land O'Lakes, Inc. third quarter earnings call for investors will begin at 1:00 p.m., Eastern Time, Monday, October 24, 2005. Presentation materials related to the call will be made available on Monday morning at Land O'Lakes Web site, www.landolakesinc.com, under the heading "Our Company," then "Investor Call" and will be available through November 7, 2005.

The dial-in numbers are:
USA - 1-800-707-9628
International - 1-785-832-1508
Passcode: LANDOLAKES

A replay of the conference call will be available through November 7, 2005, at:
USA - 1-800-283-4593
International - 1-402-220-0872
The replay access ID is 7245



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


Land O'Lakes Financials-Page 4 of 4

Land O'Lakes is a national, farmer-owned food and agricultural cooperative, with annual sales of more than $7 billion. Land O'Lakes does business in all fifty states and more than fifty countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and local cooperatives with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.

                                      -30-

                              CAUTIONARY STATEMENT

This document contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Specifically, management's expectations about strong fourth-quarter performance could be affected by, among other things, changes in consumer preferences, industry competition and elevated energy costs. For a further discussion of important risk factors that may materially affect management's estimates and Land O'Lakes results, please see the risk factors contained in Land O'Lakes Annual Report filed on Form 10-K for the year ended December 31, 2004 which can be found, free of charge, on the Securities and Exchange Commission web site (www.sec.gov) and the company's website (www.landolakesinc.com).


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




                               LAND O'LAKES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)

                                                                     SEPTEMEBER 30,     DECEMBER 31,
                                                                          2005             2004
                                                                     -------------------------------
                                                                      (UNAUDITED)
ASSETS
Current assets:
            Cash and short-term investments                          $   111,173       $    73,136

            Restricted cash                                                 --              20,338
            Receivables, net                                             523,749           558,841
            Inventories                                                  521,989           454,015
            Prepaid expenses                                              27,149           284,484
            Other current assets                                          29,168            73,560
                                                                     -----------       -----------
               Total current assets                                    1,213,228         1,464,374

Investments                                                              304,111           470,550
Property, plant and equipment, net                                       671,878           610,012
Property under capital lease, net                                         10,763           100,179
Goodwill                                                                 330,786           331,582
Other intangibles                                                         97,652            99,016
Other assets                                                             103,097           124,069
                                                                     -----------       -----------
               Total assets                                          $ 2,731,515       $ 3,199,782
                                                                     ===========       ===========

LIABILITIES AND EQUITIES
Current liabilities:
            Notes and short-term obligations                         $    60,013       $    51,753
            Current portion of long-term debt                              8,091            10,680
            Current portion of obligations under capital lease             1,861            10,378
            Accounts payable                                             437,477           813,328
            Accrued expenses                                             244,457           228,435
            Patronage refunds and other member equities payable           58,207            22,317
                                                                     -----------       -----------
               Total current liabilities                                 810,106         1,136,891

Long-term debt                                                           801,034           933,236
Obligations under capital lease                                            8,486            90,524
Employee benefits and other liabilities                                  184,150           174,877
Minority interests                                                         9,637             9,350

Equities:
            Capital stock                                                  2,014             2,059
            Member equities                                              897,281           852,759
            Accumulated other comprehensive loss                         (68,912)          (73,792)
            Retained earnings                                             87,719            73,878
                                                                     -----------       -----------
               Total equities                                            918,102           854,904
                                                                     -----------       -----------
Commitments and contingencies
                                                                                       -----------
Total liabilities and equities                                       $ 2,731,515       $ 3,199,782
                                                                     ===========       ===========

                               LAND O'LAKES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                       SEPTEMBER 30,
                                                             -----------------------------       -----------------------------
                                                                2005              2004               2005              2004
                                                             -----------       -----------       -----------       -----------

Net sales                                                    $ 1,716,689       $ 1,780,170       $ 5,571,207       $ 5,778,860

Cost of sales                                                  1,589,460         1,686,833         5,135,047         5,372,349
                                                             -----------       -----------       -----------       -----------
Gross profit
                                                                 127,229            93,337           436,160           406,511


Selling, general and administrative                              128,111           112,227           384,207           370,129

Restructuring and impairment (recoveries) charges                   --                (273)            1,024             2,217
                                                             -----------       -----------       -----------       -----------
(Loss) earnings from operations
                                                                    (882)          (18,617)           50,929            34,165


Interest expense, net                                             19,288            19,495            62,350            62,547

Other expense (income), net                                         --                 269            (1,385)           (5,877)

Gain on sale of investment in CF Industries                     (102,446)             --            (102,446)             --

Equity in loss (earnings) of affiliated companies                  1,709             4,232           (42,070)          (61,675)

Minority interest in earnings of subsidiaries                        142               203               959             1,323
                                                             -----------       -----------       -----------       -----------
Earnings (loss) before income taxes and discontinued
  operations                                                      80,425           (42,816)          133,521            37,847

Income tax expense (benefit)                                           6           (14,836)            4,972              (430)
                                                             -----------       -----------       -----------       -----------
Earnings (loss) from continuing operations
                                                                  80,419           (27,980)          128,549            38,277

Earnings (loss) from discontinued operations, net of
  income taxes                                                       19            (1,903)            2,032            (6,291)
                                                             -----------       -----------       -----------       -----------

Net earnings (loss)                                          $    80,438       $   (29,883)      $   130,581       $    31,986
                                                             ===========       ===========       ===========       ===========

                          LAND O'LAKES, INC.
                Consolidated Statements of Cash Flows
                           ($ in thousands)
                             (Unaudited)


                                                                                   NINE MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                          -----------------------------------
                                                                              2005                2004
                                                                          --------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net earnings                                                           $ 130,581             $ 31,986
       (Earnings) loss from discontinued operations, net of income taxes         (2,032)               6,291
       Adjustments to reconcile net earnings to net
         cash (used) provided by operating activities:
           Depreciation and amortization                                         74,539               81,353
           Amortization of deferred financing costs                               5,768                4,632
           Bad debt expense                                                       1,122                1,170
           Proceeds from patronage revolvement received                           3,428                3,686
           Non-cash patronage income                                               (958)              (1,116)
           Deferred income tax expense (benefit)                                  5,183               (1,154)
           Decrease in other assets                                               8,000                1,722
           Increase in other liabilities                                          3,025                1,439
           Restructuring and impairment charges                                   1,024                2,217
           Gain from divestiture of business                                          -               (1,636)
           Gain on sale of investment in CF Industries                         (102,446)                   -
           Equity in earnings of affiliated companies                           (42,070)             (61,675)
           Minority interests                                                       959                1,323
           Other                                                                 (5,849)              (1,569)
       Changes in current assets and liabilities, net of acquisitions and divestitures:
           Receivables                                                           32,963              294,182
           Inventories                                                          (70,112)             (27,434)
           Other current assets                                                 256,076              203,173
           Accounts payable                                                    (376,568)            (342,368)
           Accrued expenses                                                      58,560               (1,204)
-------------------------------------------------------------------------------------------------------------
        NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES                        (18,807)             195,018

CASH FLOWS FROM INVESTING ACTIVITIES:
       Additions to property, plant and equipment                               (44,465)             (68,163)
       Acquisitions                                                             (42,892)             (12,150)
       Payments for investments                                                  (4,893)                (692)
       Proceeds from sale of investments                                        316,448                  467
       Net proceeds from divestiture of businesses                                2,635                7,500
       Proceeds from sale of property, plant and equipment                       17,942                8,841
       Dividends from investments in affiliated companies                         5,038               35,155
       Decrease (increase) in restricted cash                                    20,338                 (146)
       Other                                                                        368                  523
-------------------------------------------------------------------------------------------------------------
       NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                         270,519              (28,665)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Decrease in short-term debt                                                 (203)             (28,829)
       Proceeds from issuance of long-term debt                                   1,751               17,293
       Principal payments on long-term debt                                    (135,265)            (144,317)
       Principal payments on obligations under capital lease                    (91,859)              (7,810)
       Payments for debt issuance costs                                               -               (4,321)
       Payments for redemption of member equities                               (33,897)             (32,886)
       Other                                                                       (279)                (119)
-------------------------------------------------------------------------------------------------------------
       NET CASH USED BY FINANCING ACTIVITIES                                   (259,752)            (200,989)
       NET CASH PROVIDED (USED) BY DISCONTINUED OPERATIONS                       46,077               (1,857)
-------------------------------------------------------------------------------------------------------------
       NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS                38,037              (36,493)

CASH AND SHORT-TERM INVESTMENTS AT BEGINNING OF THE PERIOD                       73,136              110,274
-------------------------------------------------------------------------------------------------------------
CASH AND SHORT-TERM INVESTMENTS AT END OF THE PERIOD                          $ 111,173             $ 73,781
=============================================================================================================

                               LAND O'LAKES, INC.
                                     EBITDA
                                ($ in thousands)
                                   (Unaudited)

                                                                                                  TWELVE
                                                                                                  MONTHS
                                                                  NINE MONTHS ENDED                ENDED
                                                                     SEPTEMBER 30,             SEPTEMBER 30,
                                                          ------------------------------     ----------------
                                                               2005            2004                2005
--------------------------------------------------------  --------------  --------------     ----------------
NET EARNINGS                                                  $ 130,581        $ 31,986            $ 120,029
Income taxes expense (benefit)                                    4,972            (430)               6,806
Minority interest in earnings of subsidiaries                       959           1,323                1,284
Equity in earnings of affiliated companies                      (42,070)        (61,675)             (38,807)
Interest expense, net                                            62,350          62,547               82,917
Cash patronage income                                             2,601           3,013                4,842
Joint venture cash distributions                                  4,361          34,694               19,452
Depreciation and amortization                                    74,539          81,353              100,400
Non-cash impairment charges                                       1,344           2,571                4,148
One-time items (excluded) included in bank EBITDA               (32,790)           (885)               3,021
Restructuring charges less cash paid                             (1,978)         (1,702)               2,092
Unrealized hedging (gain) loss                                   (8,957)         28,350              (13,795)
Unrestricted entities - EBITDA                                   (8,628)        (45,606)             (13,180)
--------------------------------------------------------  --------------  --------------     ----------------
 BANK EBITDA (1)                                              $ 187,284       $ 135,539            $ 279,209
========================================================  ==============  ==============     ================

BANK COVENANTS                                                                                 LTM 9/30/05

Interest expense coverage ratio - required  >   2.5                                                   4.11 x
                                            -
Leverage ratio - required   <   4.5                                                                   2.14 x
                            -

Consolidated cash interest expense (2)
INTEREST EXPENSE                                                                                    $ 82,917
Unrestricted subs interest expense                                                                   (13,558)
Interest earned                                                                                        6,986
Change in accrued interest                                                                               (88)
Interest in discontinued operations                                                                      990
Interest accretion                                                                                    (2,489)
Non-cash amortized financing costs                                                                    (6,784)
                                                                                             ----------------
   TOTAL BANK CONSOLIDATED CASH INTEREST EXPENSE                                                    $ 67,974
                                                                                             ================

Consolidated Indebtedness (3)
TOTAL INDEBTEDNESS (INCLUDES CAPITAL LEASES AND CAPITAL SECURITIES)                                $ 879,485
Less capital securities                                                                             (190,700)
Less MoArk capital lease                                                                             (10,033)
Less MoArk debt                                                                                      (71,118)
Less other unrestricted subs debt                                                                     (8,938)
                                                                                             ----------------
   TOTAL BANK CONSOLIDATED INDEBTEDNESS                                                              598,696
                                                                                             ================

(1) As calculated as per the Senior Credit Agreements.
(2) Dividends on capital securities are included in interest expense.
(3) Capital securities and external debt of unrestricted subsidiaries are excluded from the bank indebtedness calculation as per the Senior Credit Agreements.